SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. ______)

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INDUSTRIAL SERVICES OF AMERICA, INC.
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INDUSTRIAL SERVICES OF AMERICA, INC.
______________________________

Notice of Annual Meeting of Shareholders
To Be Held on July 9, 2018
______________________________

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of INDUSTRIAL SERVICES OF AMERICA, INC. will be held at Building No. 1, 7100 Grade Lane, Louisville, Kentucky 40213, on Monday, July 9, 2018 at 10:00 A.M. (Eastern Daylight Time), for the following purposes:

(1)	To elect five 5 directors for a term expiring in 2019;

(2)	To consider a proposal to ratify the selection of MCM CPAs & Advisors LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

By signing the enclosed proxy, you are appointing Orson Oliver and Vince Tyra as proxies, with full power of substitution, to vote all shares of Industrial Services of America, Inc. common stock held by you as of May 10, 2018 at the annual meeting on July 9, 2018, or at any adjournment or postponement of such meeting.

Only shareholders of record at close of business on May 10, 2018 are entitled to notice of and to vote at the annual meeting. The transfer books will not be closed.

This proxy statement, notice of annual meeting and form of proxy are first being mailed or made available to shareholders on or about May 29, 2018.

By Order of the Board of Directors

/s/ Todd L. Phillips
Todd L. Phillips
Chief Executive Officer, President and Chief Financial Officer

7100 Grade Lane
Louisville, Kentucky 40213
May 29, 2018

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 9, 2018

Our proxy statement related to our 2018 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended on December 31, 2017 are available at http://www.proxyvote.com. Our ticker symbol is IDSA.

INDUSTRIAL SERVICES OF AMERICA, INC.

7100 GRADE LANE

LOUISVILLE, KENTUCKY 40213

PROXY STATEMENT

We are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at the 2018 annual meeting of shareholders of Industrial Services of America, Inc. ("ISA" or the “Company”), which we are holding at Building No. 1, 7100 Grade Lane, Louisville, KY 40213 at 10:00 A.M. (Eastern Daylight Time) on Monday, July 9, 2018, and at any and all adjournments thereof, for the purposes set forth in the accompanying notice of the meeting.

We will vote shares represented by duly executed proxies in the accompanying form received before the meeting and not revoked at the meeting or at any adjournments thereof in accordance with the choices specified on the ballot. If you do not specify a choice, it is the intention of the persons named as proxies in the accompanying form of proxy to vote for (i) the nominees for election as directors and (ii) the ratification of the independent registered public accounting firm for the 2018 fiscal year. The person executing the proxy may revoke it at any time before the proxy holder exercises the authority thereby granted by giving timely written notice to our Secretary, by delivery of a duly executed proxy bearing a later date or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder notifies the Secretary of the meeting in writing before voting of the proxy.

We will bear the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling and mailing this proxy statement and the accompanying form of proxy. Such expenses, however, do not include any salaries and wages of our officers and employees who participated in the preparation, assembling and mailing of the proxy statement. In addition to the solicitation of proxies by mail, certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

The presence in person or by proxy of shareholders holding a majority of the issued and outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of all business at the annual meeting. A shareholder voting for the election of directors may withhold authority to vote for all nominees for director or may withhold authority to vote for certain nominees for director. A shareholder may also vote for, vote against or abstain from voting on the proposal to ratify the selection of the independent registered public accounting firm for the 2018 fiscal year. We will treat votes withheld from the election of any nominee for director and abstentions from any other proposal as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but we will not count in the number of votes cast on any matter any withheld votes or abstentions. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, we will not consider those shares as present and entitled to vote with respect to that matter.

This proxy statement, notice of annual meeting and form of proxy are first being mailed or made available to shareholders on or about May 29, 2018.

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INDUSTRIAL SERVICES OF AMERICA, INC.

PROXY STATEMENT

For the Annual Meeting on July 9, 2018

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VOTING SECURITIES

Only shareholders of record at the close of business on May 10, 2018 are entitled to vote at the annual meeting or any adjournments thereof. As of the record date there were 8,089,129 shares of our common stock outstanding and entitled to vote. Each share of common stock entitles the holder to one vote on all matters presented at the annual meeting.

The following table sets forth information regarding beneficial ownership of our common stock as of May 10, 2018 for (i) each of our Named Executive Officers (as defined herein), directors and nominees for director, (ii) each person known to management to own of record or beneficially more than five percent of our outstanding shares, and (iii) all of our executive officers and directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership (1)(2)(3)		Percentage of Class (1)

Directors and Officers:
Orson Oliver 7100 Grade Lane Louisville, KY 40213	1,955,455	(4)	23.92%	(4)

Todd L. Phillips	89,643	(5)	1.11%	(5)

Albert Cozzi	191,752	(6)	2.35%	(6)

William Yarmuth	33,953	(7)	*	(7)

Vince Tyra	30,000	(8)	*	(8)

All directors and executive officers as a group	2,300,803	(9)	27.67%	(9)

* denotes less than 1% ownership

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Name and Address	Amount and Nature of Beneficial Ownership (1)(2)(3)		Percentage of Class (1)

Other Beneficial Ownership over 5%:
Recycling Capital Partners, LLC 295 S. Commerce Drive Waterloo, IN 46793	1,714,286	(10)	19.16%	(10)

Daniel M. Rifkin 295 S. Commerce Drive Waterloo, IN 46793	1,714,286	(10)	19.16%	(10)

Harry Kletter Family Ltd Ptnsp 7100 Grade Lane Louisville, KY 40213	750,000	(11)	9.27%	(11)

K&R, LLC 7100 Grade Lane Louisville, KY 40213	549,168	(11)	6.79%	(11)

The Estate of Harry Kletter 7100 Grade Lane Louisville, KY 40213	517,788	(11)	6.40%	(11)

David Russell P.O. Box 280481 Northridge, CA 91328	795,197	(12)	9.83%	(12)

* denotes less than 1% ownership

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(1)

The table reflects share ownership and the percentage of such share ownership as of May 10, 2018. We have determined the percentages on the basis of 8,089,129 shares of our Common Stock issued and outstanding and exclusive of 30,690 shares of Common Stock held as Treasury stock.

(2)	Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of common stock beneficially owned by him, her or it.

(3)

Based upon information furnished to the Company by the named persons, information contained in filings with the SEC, and information in our shareholder records. Under the rules of the SEC, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. However, we do not consider shares of which beneficial ownership can be acquired within 60 days to be outstanding when we calculate the percentage ownership of any other person.

(4)

Includes options to purchase 86,000 shares exercisable within 60 days of May 10, 2018 and 20,025 shares held in Trusts for Mr. Oliver's daughter and minor grandchildren for which Mr. Oliver is the trustee. Also includes 517,788 shares held by the Estate of Harry Kletter of which Mr. Oliver is executor, 750,000 shares owned by The Harry Kletter Family Limited Partnership of which Mr. Oliver is general partner, and 549,168 shares owned by K&R, LLC which is controlled by Mr. Oliver, of which all shares are pledged as security for commercial bank loans.

(5)	Includes 11,250 restricted stock units that vest June 15, 2018.

(6)	Includes options to purchase 68,000 shares exercisable within 60 days of May 10, 2018.

(7)	Includes options to purchase 30,000 shares exercisable within 60 days of May 10, 2018.

(8)	Includes options to purchase 30,000 shares exercisable within 60 days of May 10, 2018.

(9)	Includes the options and restricted stock units described in notes 4 through 8 above with respect to 225,250 shares.

(10)

Based on information set forth on Schedule 13D/A filed with the SEC on October 14, 2014. As sole manager of Recycling Capital Partners, LLC, Daniel M. Rifkin shares voting and dispositive power over these shares. Includes warrants to purchase 857,143 shares exercisable within 60 days of May 10, 2018.

(11)

Includes 517,788 shares held by the Estate of Harry Kletter of which Mr. Oliver is executor, 750,000 shares owned by The Harry Kletter Family Limited Partnership of which Mr. Oliver is general partner, and 549,168 shares owned by K&R, LLC which is controlled by Mr. Oliver, of which all shares are pledged as security for commercial bank loans.

(12)

Based on information obtained via email confirmation on May 11, 2018 from David Russell. Includes the following beneficially owned shares of our common stock: 446,676 shares held in a trust, 102,588 shares held in custodial accounts for Dr. Russell's minor children, and 215,833 shares held in various retirement plans for Dr. Russell's benefit.

On June 13, 2014, in connection with a Securities Purchase Agreement, the Company and Recycling Capital Partners, LLC (the “Investor”) entered into a Director Designation Agreement (the "Director Designation Agreement") pursuant to which the Investor has the right to designate, and require the Company's Board to appoint, up to two directors (each, a "Designated Director"). As of the date of this proxy statement, the Investor had the right, which has not been exercised, to designate one director. A Designated Director will hold office until (i) his or her term expires and such Designated Director's successor designated by the Investor has been appointed or (ii) such Designated Director's earlier death, disability, disqualification, resignation or removal, and the Investor has the right to appoint any successor to such Designated Director. The Investor's designation rights terminate at such time that the Investor and its affiliates collectively hold less than 5% of the Company's outstanding common stock. Pursuant to the Director Designation Agreement, the Company and the Investor agreed that the designation and appointment of the Designated Director nominees will not violate applicable law and will not cause the Company to become delisted from any securities exchange or other trading market.

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ITEM I. ELECTION OF DIRECTORS

The nominees for election as directors are Orson Oliver, Albert Cozzi, Vince Tyra, William Yarmuth and Todd L. Phillips.

Shareholders voting at the annual meeting may not vote for more than the number of nominees listed in this proxy statement. A plurality of the total votes cast at the annual meeting will elect the directors. That is, the five nominees receiving the greatest number of votes for directors will be deemed elected directors. Votes “withheld” with respect to the election of directors will have no effect on the outcome of the vote. It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefore is specifically withheld) to vote for the election of the five nominees for directors. If any of the nominees becomes unavailable (which we do not now anticipate), the persons named as proxies have discretionary authority to vote for a substitute nominee designated by the present Board. The Board has no reason to believe that any nominee will be unwilling or unable to serve if elected.

The following table contains certain information regarding each nominee for election as director at this year's annual meeting. The Board of Directors has determined that all current directors have met the independence standards of Rule 5605(a)(2) of the NASDAQ listing standards with the exception of Mr. Oliver due to his former position as interim CEO and Mr. Phillips due to his executive positions with the Company. Each individual has furnished the respective information shown.

Name and Principal Position with Company	Age	Year First Became Director

Orson Oliver	75	2005
Director

Albert Cozzi	72	2006
Director

Vince Tyra	52	2014
Chairman of the Board

William Yarmuth	66	2014
Director

Todd L. Phillips	42	2018
Chief Executive Officer, President, Chief Financial Officer and Director

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Nominees for Directors

ORSON OLIVER has been our director since 2005, the Chairman of the Board from 2012 to March 26, 2018, and our interim Chief Executive Officer from 2013 to March 26, 2018. He currently holds an officer position as General Counsel with the A.J. Schneider Company.  He has over thirty-five years of experience in banking and financial consulting. Mr. Oliver began his career in 1968 as an attorney with the U.S. Treasury Department in Washington, D.C.  In 1975, he joined the Bank of Louisville as general counsel.  In 1985, he became president of the Bank of Louisville.  When Branch Banking and Trust Company acquired the Bank of Louisville in 2003, the Bank of Louisville had assets of $1.6 billion and was the largest, locally managed bank in Louisville, Kentucky.  Since his retirement from banking in February 2004, Mr. Oliver has worked as an independent general business consultant for the Al J. Schneider Company, a corporation with a number of large hotels and real estate holdings in the Louisville, Kentucky area. From May 2004 through December 2011, Mr. Oliver also worked as an independent general business consultant for PNC Bank, which is headquartered in Pittsburgh, Pennsylvania.  Mr. Oliver was a member of the Board of Directors of the Al J. Schneider Company from February 2004 through June 2016.  Beginning in 2013, Mr. Oliver also serves as a director of the Bankers' Bank of Kentucky.

ALBERT A. COZZI has been our director since 2006. Since February 2006, Mr. Cozzi has been a partner with Cozzi Consulting Group, a start-up consulting business, marking the re-entry of Mr. Cozzi into the scrap industry following a two-year non-compete agreement he had with his former employers at Metal Management, Inc. From July 1999 to January 2004, Mr. Cozzi served as the Chief Executive Officer of Metal Management, Inc. headquartered in Chicago, Illinois, and one of the largest full service metals recyclers in the United States. From December 1997 to June 1999, Mr. Cozzi served as the President and Chief Operating Officer of Metal Management, Inc. From 1963 to 1997, Mr. Cozzi held various positions with Cozzi Iron & Metal, originally located in Chicago, Illinois, before its merger with Metal Management, Inc., including President from 1990 to 1997. Mr. Cozzi received an M.B.A. from the University of Chicago.

VINCE TYRA has been our director since 2014 and appointed Chairman of the Board in March 2018. In March 2018, Mr. Tyra was appointed vice president for intercollegiate athletics and athletics director at the University of Louisville; Mr. Tyra had been appointed interim athletics director in October 2017.  Mr. Tyra served as President of ISCO Industries, Inc., a global, customized piping solutions provider based in Louisville, Kentucky, from 2013 through 2016. Before his position at ISCO, Mr. Tyra was a Managing Partner at Southfield Capital, a private investment firm based in Greenwich, Connecticut, where he joined in 2007. Mr. Tyra continues to be an Operating Partner with Southfield Capital, serves on the firm's investment committee and is a board member of various Southfield Capital portfolio companies. Before Southfield Capital, Mr. Tyra was Chief Executive Officer of Broder Bros., Co., a wholesale distributor of imprintable activewear. Before joining Broder, Mr. Tyra served as President of Retail and Activewear at Fruit of the Loom. Previous to Fruit of the Loom, Mr. Tyra was a principal investor and Executive Vice President of TSM, a Louisville, Kentucky based wholesale distributor of activewear.

WILLIAM YARMUTH has been our director since 2014. Mr. Yarmuth served as the Chairman and Chief Executive Officer at Almost Family Inc., a Louisville, Kentucky-based provider of a range of Medicare-certified home health nursing services to patients in need of recuperative and other care, from 1992 until April 2018. Mr. Yarmuth served as a director of Almost Family since 1991, when the company acquired National Health Industries, where Mr. Yarmuth was Chairman, President and Chief Executive Officer.  Mr. Yarmuth has served as a consultant to LHC Group, Inc. since April 2018.

TODD L. PHILLIPS was appointed Chief Executive Officer of the Company in March 2018, President of the Company in September 2016, Secretary in June 2016, and continues to be Chief Financial Officer, a position he has held since December 31, 2014. Mr. Phillips joined the Company from CRS Reprocessing, LLC, where he held the positions of Chief Operating Officer and Chief Financial Officer from January 2009 to December 2014.  CRS is a private-equity backed company with operations in the United States, Europe and Asia.  Prior to CRS, Mr. Phillips was Chief Financial Officer at Genscape, Inc. from March 2004 to January 2009, a global information provider to energy commodity traders.  Genscape was backed by private equity firm Oaktree Capital and was honored twice during Mr. Phillips’ tenure as an Inc. 500 company, recognizing Genscape as one of the 500 fastest growing companies in the United States. Mr. Phillips was the corporate controller for Metal Sales Manufacturing Corporation from March 2002 to March 2004.  Mr. Phillips began his career at Arthur Andersen LLP from December 1997 through March 2002 following his graduation from the University of Kentucky.  He is a Certified Public Accountant and holds degrees in accounting and business administration, with a focus on finance, from the University of Kentucky. Mr. Phillips is currently our sole executive officer.

Except as disclosed above, none of the directors holds another directorship in a company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or in a company registered as an investment company under the Investment Company Act of 1940, as amended. None of our directors has any family relationship with any of our other directors or executive officers.

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Director Qualifications

When considering whether the nominees have the experience, qualifications and skills to enable the Board to satisfy its oversight responsibilities effectively and provide the Board with experience in a wide variety of areas, the nominating committee focused primarily on the information discussed in each director's individual biographies set forth above. The following are the conclusions reached by the nominating committee with regard to each nominee.

With regard to Mr. Oliver, the nominating committee considered his past experience as an attorney with the U.S. Treasury Department in Washington D.C., his past presidency of the Bank of Louisville and his work as an independent general business consultant for PNC Bank. With regard to Mr. Cozzi, the nominating committee considered his extensive experience in the metallic scrap industry, and his direct operational experience in the industry. These experiences bring a unique perspective to our Board. With regard to Mr. Tyra, the nominating committee considered his experience in growth management and his experience in an investment firm. With regard to Mr. Yarmuth, the nominating committee considered his experience as Chairman and Chief Executive Officer at Almost Family, Inc.  With regard to Mr. Phillips, the nominating committee considered his intimate knowledge of the Company as well as his prior experience with CRS and Genscape, Inc.

Governance

A majority of our directors are independent. We combined the roles of Chairman of the Board and Chief Executive Officer in 2013. The Board appointed Mr. Oliver as Chairman of the Board in May 2012 due to his legal and financial background as well as his previous work on the Board and as Audit Committee Chairman. On June 14, 2013, the Board appointed Mr. Oliver as interim President and interim Chief Executive Officer.  Mr. Oliver resigned his positions as Chairman of the Board and interim Chief Executive Officer in March 2018.  Mr. Oliver continues to serve as a director on the Board of Directors. Mr. Oliver's legal and financial background as well as his knowledge and experience with the Company made Mr. Oliver capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Mr. Oliver has not received any salary from the Company; he receives fees as a director of the Company. We recognize that different Board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies at all times.

In March 2018, the Board appointed Vince Tyra as Chairman of the Board and Todd L. Phillips as Chief Executive Officer.  Currently, the Board membership consists of five directors, three of whom are independent.  All of the independent directors are able to meet regularly in executive sessions without management to discuss the development and strategy of our Company.  These executive sessions allow the independent directors to review key decisions and discuss matters in a manner that is independent of our Chief Executive Officer. We believe our current Board leadership structure is optimal given its current composition.

Our executive officer has the primary responsibility for risk management within our Company. Our Board of Directors oversees risk management to ensure the processes designed and implemented by our executives and management are adapted to and integrated with the Company's strategy and are functioning as directed. The primary means by which the Board oversees our risk management structures and policies is through its regular communications with management. We believe that our leadership structure is conducive to comprehensive risk management practices and that the Board's involvement is appropriate to ensure effective oversight.

Board Meetings

During 2017, the Board held five duly called board meetings. In 2017, all directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members. Additionally, the Board held one conference call during 2017 to discuss various company matters.

Compensation Committee

The members of the Compensation Committee are Messrs. Cozzi, Tyra and Yarmuth. The Compensation Committee is responsible for making recommendations to the Board regarding salaries and bonuses that we pay to our executive officers. This committee held two duly called meetings and seven telephonic meetings in 2017. Mr. Cozzi is the committee chairperson. All functions of the Compensation Committee are performed by the committee as a whole. However, the Compensation Committee confers with our Chief Executive Officer, President and Chief Financial Officer to obtain additional input for the committee's decision-making process and recording our processes and procedures for determination of executive and director compensation, including the scope of authority of the Compensation Committee, the extent to which the Compensation Committee may delegate any authority, and any role of executive officers in determining or recommending the amount or form of executive and director compensation. The Compensation Committee has delegated to our Chief Executive Officer, President and Chief Financial Officer decisions regarding non-executive employee compensation. None of our executive officers served as a member of the Compensation Committee of another entity. Our Compensation Committee has a written charter, which is available on our website at www.isa-inc.com under Investors.

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 Audit Committee

The Audit Committee confers with our independent registered public accounting firm regarding the scope and adequacy of annual audits; reviews reports from the independent accountants; and meets with the independent accountants to review the adequacy of our accounting principles, financial controls and policies. The Audit Committee met four times in 2017. The members of the Audit Committee are Messrs. Tyra, Cozzi, and Yarmuth. Mr. Tyra is the chairperson of this committee. All current members of the Audit Committee are independent as defined in Rule 5605(a)(2) of the NASDAQ listing standards and the Audit Committee Qualifications of Rule 5605(c)(2). The Board of Directors has determined that Mr. Tyra is qualified as an "audit committee financial expert" based on a review of his education and financial experience. Our Audit Committee has a written charter, which is available on our website at www.isa-inc.com under Investors.

Nominating Committee

The Nominating Committee has the power to recommend to the Board nominees for election as directors and persons to fill directors' vacancies and newly created directorships; recruit potential director candidates; recommend changes to the Board concerning the responsibilities and composition of the Board and committees; and review written proxy comments and shareholder proposals (including director nominees) received from shareholders at our principal executive offices for inclusion in the proxy statement for the following year's annual shareholder meeting. The Nominating Committee's charter directs the Nominating Committee to investigate and assess the background and skills of potential candidates and to maintain an active file of suitable candidates for directors. The Nominating Committee has the authority to engage a third party search firm to assist in identification of candidates, but did not do so with respect to the current nominees.

Upon identifying a candidate for initial consideration, one or more members of the Nominating Committee would interview the candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Nominating Committee members (individually or as a group), meet our Chief Executive Officer and ultimately meet many of the other directors. The Nominating Committee would elicit feedback from all persons who met the candidate and then determine whether or not to nominate the candidate.

The Nominating Committee utilizes a subjective analysis to identify and analyze candidates that it proposes for nomination as directors, including but not limited to, highest personal and professional ethics and integrity, general business knowledge, interest in our business, and willingness to serve. However, there are currently no minimum qualifications or standards that we require. While there is no formal policy with regard to consideration of diversity in identifying director nominees, the Nominating Committee considers diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees.

The Nominating Committee considers recommendations for Board of Directors candidates submitted by shareholders, provided that the recommendations are made in accordance with the procedure for director candidates nominated by shareholders required under our by-laws and described in this proxy statement under the heading “Shareholder Proposals and Nominations of Board Members for the 2019 Annual Meeting.” The Nominating Committee will use the same criteria it applies to recommendations from its committee, directors or members of management. Shareholders may submit recommendations by writing to the Nominating Committee as follows: Nominating Committee, c/o Secretary, Industrial Services of America, Inc., 7100 Grade Lane, Louisville, Kentucky 40213.

The members of the Nominating Committee are Messrs. Cozzi and Tyra. Messrs. Cozzi and Tyra are independent as defined in Rule 5605(a)(2) of the NASDAQ listing standards. This committee does not have a chairperson. The Nominating Committee met one time in 2017. Our Nominating Committee has a written charter, which is available on our website at www.isa-inc.com under Investors.  In connection with Mr. Phillips' appointment as Chief Executive Officer in March 2018, the Board of Directors determined to also appoint him to the Board of Directors.

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Neither the Board nor the Nominating Committee has implemented a formal policy regarding director attendance at the annual meeting of shareholders. Typically, the Board holds its annual organizational meeting immediately following the annual meeting of shareholders, which results in most directors being able to attend the annual meeting of shareholders. In 2017, all of the Company's directors attended the annual meeting of shareholders.

Executive Committee

In accordance with the Company's bylaws, the Board of Directors may direct or delegate all or part of the duties and powers of the Board of Directors to an executive committee, subject to any restrictions under the laws of the State of Florida. When so designated, the Executive Committee would have the authority to act in the place and stead of the Board of Directors. The Board did not appoint an executive committee in 2017.

Special Committee

During 2016, the Board of Directors formed a Special Committee of independent directors to evaluate and make a recommendation to the Board of Directors with respect to any business combination transaction with Algar. The members of the Special Committee were Messrs. Tyra, Cozzi and Yarmuth. Mr. Tyra served as the Chair of the Special Committee. During the first quarter of 2017, the Special Committee concluded its work and reported to the Board. The Board accepted the special committee's recommendation to focus on returning our core recycling business to profitability.

Code of Ethics

The Board of Directors has adopted our Code of Ethics for the Chief Executive Officer and Financial Executives, which is available on our website at www.isa-inc.com under Investors. The Company will post any waivers to the Code of Ethics to our website. Shareholders may communicate directly with the Board of Directors in writing by sending a letter to the Board at: Industrial Services of America, Inc., 7100 Grade Lane Louisville, KY 40213 or by a secure e-mail via our website at www.isa-inc.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain officers and persons who own more than ten percent (10%) of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons. Officers, directors and greater than 10% shareholders must furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations from reporting persons that no other reports including Forms 5 were required, all Section 16(a) filing requirements applicable to all of our officers, directors and greater than 10% shareholders were timely complied with during 2017 with the following exception: Todd L. Phillips did not file a timely Form 4 for the December 31, 2017 vesting of 11,250 restricted stock units. We have informed each reporting person of their filing obligations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES.

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ITEM II. RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected MCM CPAs & Advisors LLP as the independent registered public accountants of our accounts for the fiscal year ending December 31, 2018. This selection will be presented to shareholders for ratification at the annual meeting. If the shareholders fail to ratify this selection, the Audit Committee will reconsider the matter of the selection of the independent registered public accountants. One or more representatives of MCM CPAs & Advisors LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions. We will deem the selection of MCM CPAs & Advisors LLP ratified if the votes cast in favor of the proposal exceed the votes cast against the proposal. We will not count abstentions and broker non-votes as votes cast either for or against the proposal, so they will have no effect on the outcome of the proposal.

The Board will present the following resolution to the meeting:

“RESOLVED, that the selection by the Audit Committee of the Board of Directors of MCM CPAs & Advisors LLP as the independent registered public accounting firm to audit the books of account and other corporate records of the Company for 2018 is ratified.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MCM CPAs & ADVISORS LLP.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

In accordance with SEC regulations, the following table summarizes the compensation awarded to, paid to, or earned by: (i) all persons who served as our principal executive officer during 2017 and (ii) our executive officers whose total compensation exceeded $100,000 in 2017 (collectively, the "Named Executive Officers"). No other persons served as executive officers during 2017.

2017 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Share-Based Compensation ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Orson Oliver	2017	$—	$—	$—	$—	$37,500	(1)	$37,500
Interim Chief Executive Officer	2016	—	—	—	—	52,400	(1)	52,400

Todd Phillips	2017	$220,000	$110,000	$—	$125,000	$—	(2)	$455,000
President and Chief Financial Officer	2016	220,000	110,000	189,000	100,000	—	(2)	619,000

(1)

Mr. Oliver was appointed interim CEO in June 2013 and he resigned his position in March 2018. He did not receive any compensation for serving in this role. Amounts reflect director's fees earned of $37.5 thousand in 2017 and $52.4 thousand in 2016.

(2)

Mr. Phillips was appointed Chief Financial Officer on December 31, 2014, President in September 2016 and Chief Executive Officer in March 2018, all of which positions he currently holds. Amounts shown under Share-Based Compensation represent the grant date fair value of Restricted Stock Units granted on June 15, 2016.  For additional information, see Note 10 - Share Based Compensation in our 2017 financial statements. Amounts shown under Bonus represent discretionary cash bonuses awarded to Mr. Phillips during 2017 and 2016. Amounts shown under Non-Equity Incentive Plan Compensation represent retention bonuses earned by Mr. Phillips during 2017 and 2016. See Annual Incentive Bonuses section below for further detail.

Compensation Risk Assessment

We have assessed the incentive compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The Company’s compensation policies and practices are evaluated to ensure that they do not foster risk-taking above the level of risk associated with the Company’s business model.

Interim Chief Executive Officer

Orson Oliver did not receive any compensation in connection with his service as our interim Chief Executive Officer.

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Compensation Committee Consultant

In January 2011 the Compensation Committee retained Bostonian Group, a Marsh & McLennan Agency Company, to undertake a market assessment and provide trend information on incentive compensation plans. Bostonian Group used Towers Watson Top Management Report (Services: $100M - $449M), Mercer Executive Compensation Survey (General Industry Less Than $500M), and Salary.com CompAnalyst Survey (General Industry $200M - $500M) as well as a peer group of companies (listed below) to determine the benchmark range of competitive salaries and incentives from which to determine the appropriate salaries and incentives for the Company's executives and senior managers. The market composite was calculated from the 25th, 50th and 75th percentiles of the aggregate peer group data and the three published surveys, with each weighted 25%. Bostonian Group also provided a summary of the peer group prevalent compensation practices, including merit increases, promotions, market adjustments, and target cash and equity incentives. Bostonian Group identified the group of public companies as the peer group that was similar to the Company (Avalon Holdings Corp, Casella Waste Systems Inc, Ceco Environmental Corp, Davey Tree Expert Co, Heritage-Crystal Clean Inc, Homeland Security Capital CP, Metalico Inc, Perma-Fix Environmental Svcs, Schnitzer Steel Inds, Team Inc, TRC Cos Inc, Unvl Stainless & Alloy Prods, US Ecology Inc, Versar Inc, Waste Connections Inc, Waste Management Inc, Waste Services Inc, WCA Waste Corp) in one or more of the following ways:

•	Operate in the scrap metal, waste management, recycling or related environmental services industries;

•	Reported revenue ranging from $36 million to $562 million in their most recent fiscal year; and

•	Employ executives in positions similar to those of the Company's senior management.

The Compensation Committee subsequently retained a second consultant, RS Finance & Consulting, LLC, to supplement Bostonian Group's data by identifying additional public companies with gross margins and number of employees that were similar to those of the Company, and analyzing the compensation practices of those companies. At the request of our then-President, RS Finance & Consulting updated its data in connection with the negotiation of our Chief Financial Officer's employment agreement in 2014.

During 2017, the Compensation Committee engaged FW Cook to perform a board compensation study as more fully described in the "2017 Director Compensation Table" and a market assessment on executive compensation plans. FW Cook used a peer group of companies to determine the benchmark range and design of competitive salaries and incentives from which to determine the appropriate salaries and incentives for the Company's executives and managers. FW Cook identified thirteen public companies as a peer group that was similar to the Company. The peer group consists of Schnitzer Steel Industries, Inc., Casella Waste Systems, Inc., US Ecology, Inc., Haynes International, Inc., Insteel Industries, Inc., Heritage-Crystal Clean, Inc., Universal Stainless & Alloy Products, Inc., Quest Resource Holding Corporation, Synalloy Corporation, Hudson Technologies Inc., Friedman Industries, Incorporated, Avalon Holdings Corporation and Perma-Fix Environmental Services, Inc. These companies range between revenues of $52 million and $1.7 billion. ISA is small relative to the median revenue of the peer group. Therefore, FW Cook determined that the 25th percentile of this peer group is a suitable data point. Further, FW Cook recommended amounts and design of compensation structure for named executive officers based on the 25th percentile of the peer group, which were effective during 2018.

Executive Employment Agreement and Stock-Based Agreements with Todd L. Phillips

On March 26, 2018, the Board appointed Todd L. Phillips as Chief Executive Officer, President and Chief Financial Officer of the Company. Mr. Phillips had previously served as the Company’s President and Chief Financial Officer. In connection with his appointment as Chief Executive Officer, Mr. Phillips and the Company entered into an Amended and Restated Employment Agreement on March 26, 2018 (the “Employment Agreement”). The Employment Agreement was effective as of January 1, 2018, with the one-year initial term ending on December 31, 2018, subject to earlier termination as described below. After expiration of the initial term, the term will be automatically extended for additional 12-month periods thereafter if neither party gives written notice to the other within 30 days before expiration of the original 12-month period or any renewal period thereafter of that party’s desire to terminate the Employment Agreement.

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The Employment Agreement amended and restated in its entirety the prior employment agreement between the Company and Mr. Phillips dated as of December 31, 2014 (the “Prior Employment Agreement”).

Pursuant to the Employment Agreement, Mr. Phillips will earn an annual base salary of $300,000, subject to adjustment by the Board. Mr. Phillips will be eligible to receive an annual performance-based bonus that provides him an opportunity to earn a target bonus equal to 50% of his then-current base salary. Beginning with the calendar year ending December 31, 2018, Mr. Phillips will be eligible to receive a bonus amount based on the achievement of “Adjusted EBITDA” (as defined in the Employment Agreement) targets. Mr. Phillips must be employed on the day payments are made in order to be eligible for a bonus for that calendar year.

Under the Employment Agreement, the amount of Mr. Phillips’ bonus for a particular calendar year will be determined based on the amount by which the Company’s “Adjusted EBITDA” for such calendar year exceeds or is less than the target Adjusted EBITDA goal established by the Company’s Board or its Compensation Committee for that calendar year.

Pursuant to the Employment Agreement, Mr. Phillips is entitled to receive (i) an equity compensation award, consisting of Restricted Stock Units  and non-incentive stock options to be granted to Mr. Phillips at the close of business on the second business day following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and (ii) annual equity compensation awards, consisting of RSUs and Options, to be granted to Mr. Phillips in 2019 and each subsequent calendar year during the term of the Employment Agreement. Under the Employment Agreement, each award is to consist of (A) that number of RSUs equal in Value (as defined in the Employment Agreement) on the date of the grant to 33.33% of Mr. Phillips’ then-base salary, and (B) that number of Options equal in Value (as defined in the Employment Agreement) on the date of the grant to 16.67% of Mr. Phillips’ then-base salary. The RSUs are to be subject to three-year cliff vesting, with the entire award vesting 36 months from the grant date. The Options are to vest over a three-year period, with 1/3 vesting on each annual anniversary of the grant date. The exercise price per share of the Options is to be equal to the fair market value of the Company’s common stock on the grant date.

Under the Prior Employment Agreement, Mr. Phillips was eligible to receive an annual bonus with a target of 50% of his then-current annual base salary, as determined by the Company’s Compensation Committee in its sole discretion.

At the time of entry into his Prior Employment Agreement, we entered into two Stock Option Agreements with Mr. Phillips, dated December 31, 2014 and January 2, 2015, respectively. Under these agreements, Mr. Phillips received a grant of an aggregate of 170,000 non-incentive stock options which vest over a three-year period, with 1/3 vesting on the first anniversary of the grant date and 1/6 vesting every six months thereafter until the three-year anniversary of the grant date. The stock option agreement dated December 31, 2014 granted Mr. Phillips 150,000 stock options at an exercise price per share of $5.97. The stock option agreement dated January 2, 2015 granted Mr. Phillips 20,000 stock options at an exercise price per share of $5.71. The exercise price per share of the options is equal to the fair market value of the Company’s common stock on the grant date.

Mr. Phillips’ 170,000 stock options were cancelled on June 15, 2016 as part of a one-time stock option exchange in consideration for the grant of 90,000 RSUs to Mr. Phillips. The RSUs vest as follows if and to the extent that Mr. Phillips remains employed by the Company through each of the following dates: (i) on July 1, 2016, 50.00% (45,000) of the RSUs vested and became nonforfeitable; (ii) on December 31, 2016, 12.50% (11,250) of the RSUs vested and became nonforfeitable; (iii) on June 30, 2017, 12.50% (11,250) of the RSUs vested and became nonforfeitable; (iv) on December 31, 2017, 12.50% (11,250) of the RSUs vested and became nonforfeitable; and (v) on June 15, 2018, 12.50% (11,250) of the RSUs vest and become nonforfeitable. Each RSU represents the right to receive one share of the Company's common stock upon the vesting of the RSU, subject to the terms and conditions set forth in the RSU Agreement and the Plan.

The stock options and one-time stock option exchange were granted pursuant to the Company’s 2009 Long Term Incentive Plan.

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Base Salary

When determining base salary levels for senior management, we evaluate base salary levels of similar positions in the group of our selected peer companies. Base salaries reflect an executive's roles and responsibilities and recognize and reward individual skills, experience and sustained job performance.

Mr. Phillips’ base salary was $220.0 thousand per year during 2017 and 2016.

Annual Incentive Bonuses

The Company's annual incentive compensation plan is a cash-based, pay-for-performance incentive plan. The plan covers executives and certain other personnel as determined by the Compensation Committee and the Company's President. The incentive compensation plan rewards the achievement of certain corporate operating and financial targets set by the Compensation Committee at the beginning of each year.

The Compensation Committee may also establish individual performance goals for executives and other employees in connection with annual incentive compensation. The Compensation Committee awarded Mr. Phillips a discretionary bonus earned during 2017 and paid in 2018 of $110.0 thousand. The Compensation Committee awarded Mr. Phillips a discretionary bonus earned during 2016 and paid in 2017 of $110.0 thousand.

Long Term Incentive Plan

Long-term incentive compensation opportunities may be performance-based. Long-term incentives provided by the Company may consist of equity awards based on achievement of certain corporate targets. The Company may award long-term incentives in the form of restricted stock, stock options and other forms of equity incentives as more fully described in the Company's 2009 Long-Term Incentive Plan. Equity-based performance awards provide an adequate incentive to management to perform well for shareholders. In addition, equity awards have been an effective means of attracting and retaining management talent.

Long-term incentive plans are designed to ensure that incentive compensation reflects the growth and profitability of the Company. Each of the equity-based awards offered by the Company is intended to reward specified results. These awards promote a long-term view, reward long-term positive performance of the Company, and are intended to align management's interests with shareholders' interests.

Stock Options and Restricted Stock Units ("RSU")

The Company awards stock options and RSUs because it believes they serve a valuable purpose in aligning management's interests with shareholders' interests. Because stock options and RSUs generally vest over time, they serve not only as an incentive for superior performance, but also as a retention device. The Company generally receives an income tax deduction when an executive exercises a stock option or when the RSUs vest.

Perquisites

The Company provides certain members of management various perquisites that are provided by similar companies throughout the industry and include health, dental, vision, life and disability insurance. We furnish these benefits to provide an additional incentive for our management and to remain competitive in the general marketplace for managerial talent.

Retirement and Other Benefits

The Compensation Committee reviews the overall cost to the Company of the various programs generally when changes are proposed. The Compensation Committee believes the benefits provided by these programs are important factors in attracting and retaining executive officers, including the Named Executive Officers.

401(k) Savings Plans

Mr. Phillips is eligible to participate in our defined contribution retirement plan under Section 401(k) of the Internal Revenue Code on the same basis as all other eligible employees. Eligible employees may contribute 100.0% of their annual salary to meet the IRS limit of $18,000. We do not currently have an employer match.

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Health and Welfare Plan

We share or pay for the cost of medical, dental, vision, basic life insurance and disability benefits with all eligible full-time regular employees. Mr. Phillips is eligible to participate in these benefits on the same basis as all other employees, unless otherwise specified in an individual employment contract.

Compensation Recovery

We expect to implement a clawback policy in accordance with the requirements of the Dodd-Frank Act and the regulations that the SEC is expected to issue under that Act. We have elected to wait until the SEC issues guidance about the proper form of a clawback policy before formulating our policy.

Termination and Post-Termination Payments

Under the Employment Agreement, if Mr. Phillips’ employment is terminated by the Company without “Cause” or due to Mr. Phillips’ resignation for “Good Reason” (each, as defined in the Employment Agreement), Mr. Phillips will be entitled to the continued payment of his base salary and COBRA premiums for twelve months following such termination. Mr. Phillips’ receipt of the payments and benefits described in this paragraph is contingent on his execution and nonrevocation of a release of claims in favor of the Company. Following the termination of Mr. Phillips’ employment with the Company, Mr. Phillips is subject to non-competition and non-solicitation covenants, which extend for 12 months following termination of employment.

Under the Prior Employment Agreement, if Mr. Phillips’ employment was terminated by the Company without “Cause” or due to his resignation for “Good Reason," he would have been entitled to the continued payment of his base salary and COBRA premiums for twelve months following such termination. Mr. Phillip’s receipt of the payments and benefits described in this paragraph was contingent on his execution and non-revocation of a release of claims in favor of the Company.

Retention Agreement

Under a Retention Agreement with Mr. Phillips dated as of March 25, 2016, the Company paid Mr. Phillips bonuses of $125.0 thousand and $100.0 thousand on each of December 31, 2017 and December 31, 2016, respectively, as he remained employed with the Company on those dates.

Outstanding Equity Awards at Fiscal Year-End 2017

The following table provides information with respect to outstanding equity awards for each Named Executive Officer as of December 31, 2017.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Orson Oliver (1)	86,000	$4.68	May 16, 2019	—	—

Todd L. Phillips (2)	—	NA	NA	11,250	18,450

(1)

Mr. Oliver was awarded 86,000 options to purchase shares of our common stock on May 16, 2014. The market value of the stock options is based on a closing price of $4.68 per share on the grant date. These shares were fully vested on the grant date.

(2)

Mr. Phillips has 11,250 RSUs outstanding at December 31, 2017. The RSUs vest if Mr. Phillips remains employed by the Company through June 14, 2018. Market value was computed using the Company's closing stock price on December 29, 2017, the last trading date before the Company's fiscal year ended, which was $1.64.

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2017 Director Compensation Table

The following table summarizes the compensation earned by or awarded to each director, other than a Named Executive Officer, during 2017.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Orson Oliver	$37,500	$—	$—	$37,500
Vince Tyra	58,000	—	—	58,000
William Yarmuth	51,500	—	—	51,500
Albert Cozzi	52,750	—	—	52,750

Beginning with the June 2016 Board meeting, the Company revised its Board compensation policy to provide for payments to Board members of $5,000 per Board meeting and $2,000 per committee meeting. For service on the Board’s Special Committee, the Chairman of that committee, Mr. Tyra, received a monthly retainer of $5,000 per month, and other members, Messrs. Cozzi and Yarmuth, of that committee received $3,000 per month. This Board compensation policy ended September 30, 2017.

During 2017, the Compensation Committee engaged FW Cook to perform a board compensation study. FW Cook recommended a compensation program based on the 25th percentile of a NACD Director Compensation study for Micro Companies ($50-500 million in revenues). Effective October 1, 2017, the Company revised its Board compensation policy based on FW Cook's recommendation to provide an annual retainer of $50,000 per Board member, an additional $10,000 annual retainer to the chairman of the audit committee, and an additional $5,000 annual retainer to the chairman, if any, of other standing committees. These payments are to be paid in quarterly installments, in advance upon the first day of each quarter. No additional fees are to be paid for individual meeting attendance. In addition, each director will receive an annual grant of RSUs equal to $25.0 thousand that vest over one year.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% shareholders (or any of their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Board. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and in its discretion may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually. If the related person at issue is a director of the Company, or a family member of a director, then that director would recuse himself and abstain from voting on the approval of the related person transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the committee's discussions of the related person transaction.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person's interest in the transaction.

As appropriate for the circumstances of the related person transaction, the Audit Committee will review and consider the following:

•	The related person's interest in the related person transaction;
•	The approximate dollar value of the amount involved in the related person transaction;
•	The approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;
•	Whether the transaction will be undertaken in the ordinary course of our business;
•	Whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	The purpose, and the potential benefits to us, of the transaction; and
•

Any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, and not inconsistent with, our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

Unless the transaction is excluded by the instructions to the SEC's related person transaction disclosure rule, any approved related person transaction would be disclosed in accordance with SEC rules.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

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K&R, LLC ("K&R") and 7100 Grade Lane, LLC ("7100 LLC"):

The Company is involved in various transactions with K&R, which is wholly-owned by Kletter Holdings LLC, the sole member of which was Harry Kletter, our founder and former Chief Executive Officer. After Mr. Kletter's passing in January 2014, our Chairman of the Board and interim Chief Executive Officer, Orson Oliver, assumed the roles of executor of Mr. Kletter’s estate and President of Kletter Holdings LLC. As of December 31, 2017, Mr. Kletter’s estate, K&R and the Harry Kletter Family Limited Partnership, collectively, beneficially own in excess of 20% of the Company's issued and outstanding shares.

The Company leased a portion of our Louisville, Kentucky facility from 7100 LLC (previously from K&R) under an operating lease (the "7100 Prior Lease") expiring December 2017. Effective October 1, 2017, the Company entered into a new lease agreement with 7100 LLC for the same property (the "7100 Lease") that terminates and replaces the 7100 Prior Lease. Additionally, the Company leased equipment from K&R under an operating lease that expired May 2016.

During 2015 and continuing into 2017, the Company deferred a portion of these lease payments. A portion of this deferral was converted into a term note during 2016 as described below. The remaining portion of this deferral was converted into a promissory note effective October 1, 2017 as described below.

On September 13, 2013, K&R made a $500.0 thousand refundable, non-interest bearing deposit with the Company related to K&R's potential purchase of the Company's real property located at 1565 East 4th Street in Seymour, Indiana. The Company was permitted and used the deposited funds for general corporate purposes. K&R did not acquire the property. Under the Company's lending arrangements, a refund of the deposit to K&R must be approved by the Company's lenders. This amount was converted into a term note during 2016 as described on the following page.

As of December 31, 2017 and 2016, the Company had balances related to K&R and 7100 LLC pertaining to refundable lease and property deposits due to and from the Company, rents payable from the Company, notes payable due from the Company, accrued interest due from the Company, interest expense, and rent expense. See balances listed in the table below.

On February 29, 2016, K&R assigned its interest in the 7100 Lease to another entity, 7100 LLC, also controlled by Mr. Kletter’s estate. At that time, the total amount due to the estate’s various entities, which amounted to approximately $1.5 million and is inclusive of the $500.0 thousand noted above, became a subordinated, unsecured debt (the "Kletter Notes") owed by the Company. A portion of the amount, approximately $620.3 thousand, is owed to K&R, with the remaining amount, approximating $883.8 thousand, is owed to 7100 LLC. Interest will accrue monthly at a per annum rate of five percent (5.00%). Interest accrued until April 30, 2017 at which time the interest is paid as due. Until maturity on December 31, 2020, the Kletter Notes are subject to intercreditor agreements between the respective Note holder and MidCap Business Credit, LLC. This amount of $1.5 million represents all net amounts due to Kletter estate entities as of February 29, 2016 with the exception of a $32.0 thousand deposit owed by K&R to the Company. If the Company sells property it owns at 7110 Grade Lane in Louisville, Kentucky, the Company shall make a principal payment to K&R of $500.0 thousand. Otherwise, all remaining principal is due at maturity.

On June 23, 2017, the Company entered into two agreements (referred to as the “Handler Agreement” and the “Crane Agreement”) with K&R, each for the purchase of equipment to be used in the operation of the Company’s business.

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Under the Handler Agreement, the Company purchased a hydraulic scrap handler from K&R for a purchase price of $90.0, thousand, with a $9.0 thousand down payment and a 24-month promissory note ("Handler Note") in the face principal amount of the remaining $81.0 thousand. The Handler Note is interest free and provides for payments in equal monthly installments of $3.4 thousand. Under the Handler Note, payments commenced on July 1, 2017. Upon a default, the Handler Note will bear interest at 1% per annum.

Under the Crane Agreement, the Company purchased a 2011 Komatsu crane from K&R for a purchase price of $60.0 thousand, with a $12.0 thousand down payment and a 24-month promissory note ("Crane Note") in the face principal amount of the remaining $48.0 thousand. The Crane Note is interest free and provides for payments in equal monthly installments of $2.0 thousand. Under the Crane Note, payments commenced on July 1, 2017. Upon a default, the Crane Note will bear interest at 1% per annum.

The Crane Note and the Handler Note are each secured by a security interest in the subject equipment and proceeds the Company derives from the equipment.

The Company entered into an agreement and promissory note (the "Back Rent Agreement"), effective October 1, 2017, to pay 7100 LLC $345.8 thousand for back rent past due and owed under the 7100 Prior Lease with an initial payment of $100.0 thousand paid at the signing of the Back Rent Agreement with six consecutive monthly payments of $41.0 thousand each, beginning November 1, 2017.

Balances related to K&R as of and for the quarter ended March 31, 2018 and as of and for the years ended December 31, 2017 and 2016 are as follows, in thousands:

K&R, LLC:	2018	2017	2016
Deposit amounts owed to the Company by related parties	$42	$42	$42
Prepaid expenses to related parties	—	43	—
Note payable to related parties	1,584	1,600	1,504
Accrued interest to related parties	—	—	63
Facility rent payable to related parties	41	123	176
Equipment rent payable to related parties	—	—	15
Facility rent expense to related parties	113	597	646
Equipment rent expense to related parties	—	—	25
Interest expense to related parties	19	75	63

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Algar, Inc. ("Algar"):

Management Services Agreement with Algar:

On December 2, 2013, the Company and Algar entered into a Management Services Agreement (the “Management Agreement”). On September 30, 2016 (the "Termination Effective Date"), the Company and Algar mutually agreed to terminate the Management Agreement pursuant to the Agreement to Terminate Management Services Agreement among the Company, Algar and Sean Garber dated as of September 30, 2016 (the "Termination Agreement"). See the details below.

Under the Management Agreement, Algar provided the Company with day-to-day senior executive level operating management services. Algar also provided business, financial, and organizational strategy and consulting services, as the Company’s board of directors reasonably requested from time to time.

In connection with the Management Agreement, the Company's board of directors appointed Sean Garber as President and as a member of the board of directors.

Under the Management Agreement, the Company reimbursed Algar for the portion of Mr. Garber’s salary that was attributable to Algar’s services under the Management Agreement in an amount not exceeding $20.8 thousand per month, or $250.0 thousand per year plus other expenses. Also, under the Management Agreement, Algar was to be paid a bonus in an amount equal to 10.0% of any year-over-year increase in the Company’s adjusted pre-tax income during the term. The term of the Management Agreement was effective December 1, 2013 and originally expired on December 31, 2016, subject to earlier termination upon mutual agreement or upon circumstances set forth in the agreement. On September 30, 2016, the Company and Algar mutually agreed to terminate the Management Agreement.

For the year ended December 31, 2014, Algar earned a bonus of $428.0 thousand that was accrued by ISA. This amount was reduced by $50.0 thousand related to the real estate sale to SG&D described below. The bonus payable was further reduced on August 5, 2015, in 2015 when the Company entered into a Stock Purchase Agreement with Algar, whereby the Company issued 50.7 thousand shares of its common stock to Algar for aggregate consideration equal to $189.0 thousand based on the fair value of the Company's common stock. The consideration was payable in the form of a reduction of the Company’s $378.0 thousand accrued but unpaid bonus compensation due to Algar as of August 5, 2015. During the year ended December 31, 2016, the Company paid Algar the remaining $189.0 thousand related to the accrued but unpaid bonus compensation related to the bonus earned in 2014.

As of the Termination Effective Date, the Company and Algar mutually terminated the Management Agreement. The Termination Agreement provides that in satisfaction of all amounts owed to Algar under the Management Agreement, the Company paid Algar: (i) $20,880 on the Termination Effective Date, (ii) an aggregate amount equal to $50,000, paid in three equal monthly installments on the last day of October, November and December 2016 (full amount accrued at September 30, 2016), and (iii) an amount equal to ten percent of the decrease, if any, in reported “Loss before income taxes” for the nine months ended September 30, 2016 as reported on the Condensed Consolidated Statements of Operations in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, (the “3Q 2016 Form 10-Q”) as filed with the U.S. Securities and Exchange Commission, over the Company’s reported “Loss before income taxes” for the nine months ended September 30, 2015 as reported in the 3Q 2016 Form 10-Q (the "Accrued Bonus Payment"). The Accrued Bonus Payment was payable as follows: subject to the availability of cash under applicable law and loan covenants, the Company would pay the Accrued Bonus Payment to Algar upon the first to occur of March 31, 2017, or the date of closing of a Change of Control Transaction, as defined. The Company paid $180.0 thousand in bonus expense to Algar for the year ended December 31, 2016 related to the Accrued Bonus Payment. The Termination Agreement also provided for the cancellation of the Stock Option Agreement as of the Termination Effective Date. Mr. Garber and Mr. Oliver terminated the Irrevocable Proxies that were received in connection with the Management Agreement as of the Termination Effective Date. Mr. Garber resigned all offices with the Company and his director position as of the Termination Effective Date.

Other transactions with Algar:

During 2016,  the Company participated in various other transactions with Algar. The Company sold scrap to Algar, bought scrap from Algar, and provided logistical and IT services to Algar. Related to these transactions, the Company had related income and expense as of December 31, 2016.

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Balances related to Algar as of and for the quarter ended March 31, 2018 and as of and for the years ended December 31, 2017 and 2016 are as follows, in thousands:

Algar, Inc.:	2018*	2017*	2016
Bonus payable to Algar	—	—	180
Revenue from scrap sales to Algar	—	—	7
Revenue from logistical services to Algar	—	—	48
Revenue from IT services to Algar	—	—	16
Scrap material purchases from Algar	—	—	1,204
Management fee expense	—	—	238
Bonus expense to Algar	—	—	180
Net rental income from Algar	—	—	16
Other expenses to Algar	—	—	14

*The Company excluded all 2018 and 2017 balances related to Algar as the related party relationship ended on September 30, 2016.

LK Property Investments, LLC ("LK Property"):

On April 30, 2015, the Company entered into a lease agreement with LK Property, for a portion of the 4.4 acre parcel of real estate located at 6709 Grade Lane, Louisville, Kentucky in the amount of $3.0 thousand per month. The lease terminates on April 14, 2019, but the Company has the right to terminate the lease and vacate the leased premises upon 90 days notice. The Company is required to reimburse the lessor for 40% of the property taxes on the parcel during the term.

Balances related to LK Property as of and for the quarter ended March 31, 2018 and as of and for the years ended December 31, 2017 and 2016 are as follows, in thousands:

LK Property:	2018	2017	2016
Lease deposit to LK Property	3	3	3
Prepaid expenses to related parties	—	3	—
Accounts payable to LK Property	2	—	—
Rent expense to LK Property	9	36	36

Metal X, LLC ("Metal X"):

The Company sells scrap material to Metal X and records accounts receivables balances from Metal X related to scrap sales. During the first quarter of 2018, we had no scrap material sales to Metal X.  We had no accounts receivable balance from Metal X at March 31, 2018. During 2017 and 2016 we sold scrap material in the amount of $188.0 thousand and 246.0 thousand to Metal X, respectively. As of December 31, 2017, and 2016 we had $1.0 thousand and 105.0 thousand in accounts receivable from Metal X, respectively.

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REPORT OF THE AUDIT COMMITTEE

In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of our accounting, auditing and financial practices. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accountants a formal written statement describing all relationships between the registered public accountants and us that might bear on the registered public accountants' independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding registered public accountants' communications with the Audit Committee concerning independence, and has discussed with the registered public accountants any relationships that may impact their objectivity and independence, and satisfied itself as to the registered public accountants' independence. The Audit Committee also discussed with management the independent registered public accounting firm and the quality and adequacy of our internal controls. The Audit Committee reviewed with the independent registered public accountants their audit plans, audit scope and identification of audit risk.

On March 13, 2018, the Audit Committee discussed and reviewed with the independent registered public accountants all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by PCAOB AU 380, Communication with Audit Committees, and Rule 2-07, Communication with Audit Committees, of Regulation S-X, and, with and without management present, discussed and reviewed the results of the independent registered public accountants' examination of the financial statements. The Audit Committee also discussed with the independent registered public accountants matters relating to its independence, including a review of audit and non-audit fees and written disclosures from Mountjoy Chilton Medley LLP to the Audit Committee. The Audit Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors' independence. The Audit Committee reviewed and discussed our audited financial statements with the independent registered public accountants on March 13, 2018 and with management on March 13, 2018.

In reliance on the reviews and discussions referenced above, the Audit Committee recommended to the Board, and the Board has approved, that our audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

All members of the Audit Committee submit the foregoing report:

Vince Tyra, director and Audit Committee chairman

Al Cozzi, director and Audit Committee member

William Yarmuth, director and Audit Committee member

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES

The aggregate fees billed for professional services by principal accountants MCM CPAs & Advisors LLP in 2017 and 2016 are as follows:

Audit Fees: $128,425 and $129,325 to principal accountants MCM CPAs & Advisors LLP for the years ended December 31, 2017 and 2016, respectively, for services rendered for the annual audit of our financial statements and the quarterly reviews of the financial statements included in our quarterly reports on Form 10-Q.

Audit Related Fees: $0 and $8,700 to principal accountants MCM CPAs & Advisors LLP for the annual audit of our 401(k) retirement plan for the years ended December 31, 2017 and 2016, respectively.

Tax Fees: No tax services were provided by principal accountants MCM CPAs & Advisors LLP for the years ended December 31, 2017 and 2016.

All Other Fees: No other services were provided by principal accountants MCM CPAs & Advisors LLP for the years ended December 31, 2017 and 2016.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services that our independent registered public accountants are to perform, except as described below.

The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. The full Audit Committee, or in its absence, the chair of the Audit Committee, may pre-approve non-audit services. No pre-approval is necessary for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by us to the registered public accountants during the fiscal year in which the accountants provide the non-audit services, (2) we did not recognize such services at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. MCM CPAs & Advisors LLP did not provide any such services in 2017.

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SHAREHOLDER PROPOSALS AND NOMINATIONS OF BOARD MEMBERS FOR THE 2019 ANNUAL MEETING

If a shareholder intends to present a proposal for action at the 2019 annual meeting of shareholders and wishes to have that proposal considered for inclusion in our proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Secretary of the Company by January 29, 2019. The proposal must also meet the other requirements of the rules of the SEC relating to shareholder proposals.

Our by-laws establish an advance notice procedure with regard to certain matters, including shareholder proposals (other than those submitted in reliance on Rule 14a-8 under the Exchange Act) and nominations of individuals for election to the board of directors. In general, in order for a shareholder proposal or director nomination to be properly brought before the 2019 annual meeting, written notice of such shareholder proposal or director nomination must be received by the Secretary of the Company no later than April 10, 2019, nor before March 11, 2019, provided, however, that if the 2019 annual meeting is more than thirty days before or more than sixty days after July 9, 2019, such written notice must be received by the Secretary of the Company not later than ninety days prior to date of the 2019 annual meeting or, if later, the close of business on the tenth day following the date that public disclosure of the date of the 2019 annual meeting is first made.

Except for shareholder proposals subject to Rule 14a-8 under the Exchange Act, the written notice of a shareholder proposal must comply with the requirements of our amended and restated by-laws regarding shareholder proposals, including as to each matter the shareholder proposes to bring before the annual meeting the following information, among other things, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on our corporate books, of the shareholder proposing such business, (c) the class and number of shares of our common stock which are beneficially owned by the shareholder, (d) any significant equity in our principal competitors, and (e) any material interest of the shareholder in such shareholder’s proposal.

The written notice of a shareholder director nomination must comply with the requirements of our amended and restated by-laws regarding director nominations by shareholders, including as to each nominee the following information, among other things: (i) the name and address of each nominee proposed in such notice, (ii) the number of shares of our common stock which are beneficially owned by each such nominee, (iii) such other information concerning each such nominee as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee as a director, (iv) any information that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such nominee, and (v) a completed and signed questionnaire, representation and agreement in accordance with our amended and restated by-laws. The questionnaire and written representation and agreement are available from the Secretary of the Company upon written request.

If the presiding officer at any shareholders’ meeting determines that a shareholder proposal or director nomination was not made in accordance with our by-laws or SEC rules, as applicable, and subject to applicable SEC regulations, we may disregard that proposal or nomination. In addition, if a shareholder submits a proposal outside of Rule 14a-8 for the 2019 annual meeting of shareholders, but the proposal complies with the advance notice procedure prescribed by our by-laws, then our proxy may confer discretionary authority on the persons being appointed as proxies on behalf of our board of directors to vote on the proposal.

Proposals, director nominations and requests for the questionnaire, representation and agreement applicable to shareholder director nominees should be addressed to Secretary, Industrial Services of America, Inc., 7100 Grade Lane, Louisville, Kentucky 40213.

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OTHER MATTERS

The Board knows of no business, which will be presented for consideration at the annual meeting other than that described above. However, if any such other business should properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in respect of any such business in accordance with the recommendations of the Board, or, in the absence of such a recommendation, in accordance with their best judgment.

By Order of the Board of Directors

/s/ Todd L. Phillips
Todd L. Phillips
Chief Executive Officer, President and Chief Financial Officer

Louisville, Kentucky

May 29, 2018

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Orson Oliver 02 Albert Cozzi 03 Vince Tyra 04 William Yarmuth 05 Todd L. Phillips

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Discretionary Authority: To vote with discretionary authority with respect to all other matters as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000383520_1 R1.0.1.17

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

INDUSTRIAL SERVICES OF AMERICA, INC.
Annual Meeting of Shareholders
July 9, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder of record hereby appoints Orson Oliver and Vince Tyra, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Industrial Services of America, Inc. (the "Company"), to be held at Building No. 1, 7100 Grade Lane, Louisville, Kentucky, 40213, on Monday, July 9, 2018, at 10:00 a.m. local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, the Proxy will be voted FOR the nominees for director and FOR proposal 2.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000383520_2 R1.0.1.17

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